CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our report dated March 11, 1997 with respect to the audited financial statements of Westmark Group Holdings, Inc. for the year ended December 31, 1996 in the Annual Report on Form 10-KSB for Westmark Group Holdings, Inc. for the year ended December 31, 1997.


                                                      /s/ COMISKEY & COMPANY
                                                      PROFESSIONAL CORPORATION